Exelis Inc. 1650 Tysons Blvd. Suite 1700 McLean, VA 22102	703-790-6300 703-790-6362 Fax www.exelisinc.com

Investors Katy Herr 703-790-6376 Katy.Herr@exelisinc.com	Media B.J. Talley 703-790-6349 William.Talley@exelisinc.com

Exelis successfully completes spin-off of Vectrus, Inc.

MCLEAN, Va., Sept. 27, 2014 – Exelis (NYSE: XLS) today completed the previously announced separation of its former Mission Systems government services business into a new independent, publicly traded company, Vectrus, Inc. The spin-off has been structured to qualify as a tax-free distribution to Exelis shareholders for U.S. federal tax purposes, except for cash received in lieu of fractional shares. Following the spin-off, Exelis will report Vectrus financial results prior to the spin-off as discontinued operations beginning with the Exelis 2014 annual report on Form 10-K.

Shares of Exelis common stock will continue trading on the New York Stock Exchange under the symbol “XLS” and shares of Vectrus will begin “regular way” trading on the NYSE under the symbol “VEC” on September 29, 2014. Exelis shareholders will initially own all of the common shares of Vectrus, with each Exelis shareholder receiving one share of Vectrus common stock for every eighteen shares of Exelis stock held as of September 18, 2014, the spin-off record date.

Exelis will continue as a leader in command, control, communications, computers, intelligence, surveillance and reconnaissance (C4ISR) related products, networks and systems, and retain a portfolio of affordable, mission critical and platform-agnostic products and services for managing global threats, conflicts and complexities. Following the spin-off, Exelis will focus its investments on strengthening four strategic growth platforms – critical networks, ISR & analytics, electronic warfare and aerostructures. Vectrus will leverage its global presence and long history in the government services market to deliver infrastructure asset management, information technology and network communication services, and logistics and supply chain management to a wide range of customers.

For additional information on the transaction, please visit www.exelisinc.com/transformation.

About Exelis

Exelis is a diversified, top-tier global aerospace, defense and information solutions company that leverages a 50-year legacy of deep customer knowledge and technical expertise to deliver affordable, mission-critical solutions for global customers. We are a leader in positioning and navigation, sensors, air traffic management solutions, image processing and distribution, communications and information systems, and focused on strategic growth in the areas of critical networks, ISR and analytics, electronic warfare and composite aerostructures. Headquartered in McLean, Va., Exelis employs approximately 10,000 people and generated 2013 sales of $4.8 billion. For more information, visit our website at www.exelisinc.com or connect with us on Facebook, Twitter, LinkedIn and YouTube.

Safe Harbor Statement

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 (the “Act”): Some of the information included herein includes forward-looking statements intended to qualify for the safe harbor from liability established by the Act. Whenever used, words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” “may,” “could,” “outlook” and other terms of similar meaning are intended to identify such forward-looking statements. Forward-looking statements are uncertain and to some extent unpredictable, and involve known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed in, or implied from, such forward-looking statements. The company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the company’s historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to:

•	Our dependence on the defense industry and the business risks peculiar to that industry, including changing priorities or reductions in the U.S. government or international defense budgets;

•	Government regulations and compliance therewith, including changes to the Department of Defense procurement process;

•	Our international operations, including sales to foreign customers;

•	Competition, industry capacity and production rates;

•	Misconduct of our employees, subcontractors, agents and business partners;

•	The level of returns on postretirement benefit plan assets and potential employee benefit plan contributions and other employment and pension matters;

•	Changes in interest rates and other factors that affect earnings and cash flows;

•	The mix of our contracts and programs, our performance, and our ability to control costs;

•	Governmental investigations;

•	Our level of indebtedness and our ability to make payments on or service our indebtedness;

•	Subcontractor performance;

•	Economic and capital markets conditions;

•	The availability and pricing of raw materials and components;

•	Ability to retain and recruit qualified personnel;

•	Protection of intellectual property rights;

•	Changes in technology;

•	Contingencies related to actual or alleged environmental contamination, claims and concerns;

•	Security breaches and other disruptions to our information technology and operations;

•	Our ability to execute our internal performance plans including restructuring, productivity improvements and cost reduction initiatives;

•	Unanticipated changes in our tax provisions or exposure to additional income tax liabilities; and

•	Ability to execute our internal performance plans, including restructuring, productivity and cost-reduction initiatives.

The forward-looking statements in this release are made as of the date hereof and the company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the company’s historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to, those described in the Exelis Inc. Form 10-K for the fiscal year ended December 31, 2013, and those described from time to time in our future reports filed with the Securities and Exchange Commission. In addition, there are risks and uncertainties relating to the spin-off of Vectrus, including whether the transaction will result in any tax liability, the operational and financial profile of Exelis or Vectrus after giving effect to the spin-off transaction, and the ability of each business to operate as an independent entity.